EXHIBIT 10.26

Annual Cash Compensation of Named Executive Officers

The executive officers named in the compensation table in Monsanto’s proxy statement dated December 14, 2005 (the “Named Executive Officers”) have their base salaries determined yearly by the People and Compensation Committee (the “Committee”) of the Board of Directors. It is anticipated that such determinations will occur annually, effective as of the first day of the pay period in which the subsequent January 1 occurs. The Named Executive Officers are all “at will” employees, and do not have written or oral employment agreements other than change of control agreements, the form of which is filed, as required, as an exhibit to reports filed by the Company under the Securities Exchange Act of 1934. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase the Named Executive Officers’ base salaries at any time.

The Named Executive Officers are eligible to participate in the Company’s annual incentive compensation plans for all regular employees, including executive officers, which provide for cash awards. Summaries of such annual incentive compensation plans are filed as exhibits, as required, to reports filed by the Company under the Exchange Act.

On October 23, 2006, the Committee approved for the Company’s Named Executive Officers the following base salaries to become effective as of January 1, 2007 and the following annual incentive awards for the 2006 fiscal year, which will be paid on November 10, 2006:

	Base Salary	Base Salary	FY 2006 Annual
Named Executive Officer	(as of 01/02/06)	(as of 01/01/07)	Incentive Award
Hugh Grant	$1,100,000	$1,144,000	$1,958,000
Chairman of the Board, President
and Chief Executive Officer

Charles W. Burson	$460,000	N/A*	$485,000
Special Assistant and Counsel
to the Chief Executive Officer*

Carl M. Casale	$490,000	$510,000	$605,000
Executive V.P., North
America Commercial

Terrell K. Crews	$510,000	$540,000	$600,000
Executive V.P. and
Chief Financial Officer

Robert T. Fraley, Ph.D.	$525,000	$550,000	$650,000
Executive V.P. and Chief
Technology Officer

* During the 2006 fiscal year, Mr. Burson served as Executive Vice President, Secretary and General Counsel. Mr. Burson will serve as Special Assistant and Counsel to the Chief Executive Officer through his retirement on Dec. 31, 2006.

The Company intends to provide additional information regarding other compensation awarded to the Named Executive Officers in respect of and during the 2006 fiscal year in the proxy statement for its 2007 annual meeting of shareowners, which is expected to be filed with the Securities and Exchange Commission in December 2006.